UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________________

FORM 8-K

________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): April 12, 2022

Wearable Health Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-153290	26-3534190
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2901 Pacific Coast Hwy

Suite 200 Newport Beach, CA

92663

(Address of principal executive offices)

Phone: 949 270 7460

(Registrant’s telephone number)

2300 Yonge St., Suite 1600

Toronto, Ontario M4P 1E4

Canada

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Corporate Events

Wearable Health Solutions Inc. is pleased to announce that it has filed a Form 10-12G/A with the SEC in connection with its requirements to obtain a fully reporting status. As such the company has completed its audited financial statements for the previous two year period and accordingly an application is in preparation to up list its common shares for quotation on the OTC:QB trading platform.

Concurrently, the company is considering various forms of financing alternatives to fund its expanding business model and the expected launch of its iHelp Max 4G device, remote patient monitoring system in the form of a wrist band, accessories and Lone Worker program initiative in the summer of 2022.

Management is saddened to report the passing of its founder Ronald Adams. The company has shared the news corporately with its network of 200 domestic and international dealers and vendors. Mr. Adams responsibilities have been assumed by Marc Cayle as Vice President of Innovation and Development for the company. Mr. Cayle has over 18 years of experience in the Seniors Health Care and Personal Emergency Response Systems (PERS) sectors. He also founded several Seniors Care related companies specific to the Home Health Care industry.

In addition the company has updated its websites at; wearablehealthsolutions.com; ihelpalarm.com; 1800medalert.com and wearablehealthsolutions.com/investor-relations reflecting: corporate, product, DTC and investor relations references.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wearable Health Solutions, Inc.

Date: April 19, 2022	By: /s/ Harrysen Mittler

Harrysen Mittler

CEO

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